Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We  consent  to  the   incorporation  by  reference  in  the  registration
statements of Cascade Communications Corp. on Form S-8 (File Nos. 33-93152, 333-06417, and 333-20659) of our report dated January 22, 1997, except for note M as to which the date is January 28, 1997, on our audits of the consolidated financial statements and our report dated January 22, 1997 on our audits of the consolidated financial statement schedule of Cascade Communications Corp. as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.


                                     COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 14, 1997